Exhibit 99.3
NASDAQ-GM — “TEAM”
FOR IMMEDIATE RELEASE, Wednesday, November 7, 2007
TechTeam Global Reports Third Quarter 2007 Financial Results
SOUTHFIELD, MICHIGAN, November 7, 2007...TechTeam Global, Inc. (the “Company”) (Nasdaq: TEAM), a worldwide provider of information technology, enterprise support and business process outsourcing services, today reported net income of $2.1 million, or $0.20 per diluted share, for the three months ended September 30, 2007. The Company reported a net income of $370,000, or $0.04 per diluted share, for the three months ended September 30, 2006, which included expenses related to a settlement that reduced net income by $0.04 per share.
Third quarter highlights include the following:
•	Total revenue increased 40.7% from the third quarter of 2006 to $59.2 million from a combination of growth through acquisitions and 12.7% growth in the base business.

•	Revenue from the Company’s commercial business increased 27.3% from the third quarter of 2006, led by growth in IT Outsourcing Services from new customer contracts.

•	Revenue from the Company’s government business increased 73.9% from the third quarter of 2006, primarily due to the acquisitions of NewVectors LLC on May 31, 2007 and RL Phillips, Inc. on August 31, 2007.

•	Gross margin from the Company’s commercial business improved to 25.5% from 23.5% for the third quarter of 2006.

•	Gross margin from the Company’s government business improved to 28.1% from 25.7% for the third quarter of 2006.
“We are pleased that TechTeam achieved record results for revenue and profitability in the third quarter,” said William C. (Chris) Brown, President and Chief Executive Officer. “This was our fourth consecutive quarter of record revenue, and in addition we achieved a record for earnings per share of $0.20. TechTeam has achieved a solid foundation and, while challenges remain, we are focused on achieving our strategic growth objectives.”
Brown added, “TechTeam should achieve the 2007 expectations for organic growth and improvements in gross margins and SG&A expense that we discussed at the beginning of the year. I’m very proud of the dedication and hard work of our people across the organization, without whom the progress we have made this past year would not have been possible.”

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Total revenue increased 40.7% to $59.2 million for the third quarter of 2007, from $42.0 million for the same period in 2006, due to a combination of growth through acquisitions and growth in the base business. Excluding revenue contributed by three acquisitions completed in 2007, total revenue increased 12.7% to $47.3 million for the third quarter of 2007. This “organic” year-over-year change in revenue is primarily attributable to 17.7% growth in IT Outsourcing Services from new customer contracts in the Americas and Europe. In addition, the Company’s other business segments experienced approximately 7.1% organic growth in aggregate over last year. Revenue for the third quarter of 2007 was favorably impacted by approximately $1.4 million due to the weakening of the U.S. dollar from the third quarter of 2006 relative to the European euro and other international currencies in which the Company conducts business.
Gross profit increased 54.3% to $15.6 million for the third quarter of 2007, from $10.1 million for the same period in 2006. The Company’s gross margin increased to 26.4% for the third quarter of 2007, from 24.1% for the same period in 2006. Consistent with the reported revenue growth, the Company experienced significant growth in gross profit due to acquisitions and the performance of IT Outsourcing Services and, to a lesser extent, from the Company’s other business segments. All of the Company’s major business segments achieved an increase in gross margin over the third quarter of 2006, which primarily resulted from a combination of improved execution and the accretive impact of acquisitions. Excluding gross profit contributed by acquisitions completed in 2007, third quarter gross profit increased 17.2% to $11.9 million and gross margin increased to 25.1%.
Selling, general and administrative (“SG&A”) expense increased to $11.9 million for the third quarter of 2007, from $9.7 million for the same period in 2006. As a percentage of revenue, SG&A expense decreased to 20.1% of revenue for the third quarter of 2007, from 23.1% of revenue for the same period in 2006. Prior year SG&A expense includes professional fees and a settlement charge related to claims filed against the Company by former officers totaling $650,000. Excluding the prior year settlement-related expenses, SG&A expense was 21.6% of revenue for the third quarter of 2006. SG&A expense increased year-over-year due to investments the Company is making to support the Company’s growth, global expansion and enhancement of its value-added service capabilities. SG&A also increased as a result of the weakening of the U.S. dollar from the third quarter of 2006.
Operating income increased to $3.7 million, or 6.3% of revenue, for the third quarter of 2007, from $417,000, or 1.0% of revenue, for the same period in 2006. Operating income in 2006 included the aforementioned professional fees that, when excluded, would have resulted in operating income of $1.1 million, or 2.5% of revenue, in 2006. The improvement in operating income and operating margin is primarily the result of revenue growth and improvements in gross margin.
Other components of TechTeam’s third quarter 2007 performance include the following:
•	In the Company’s commercial business, revenue from the Americas increased 9.0% to $17.2 million and revenue from Europe increased 47.7% to $20.8 million for the third quarter of 2007. Excluding acquisitions, revenue in Europe increased 26.8% to $17.9 million. Although revenue from Europe in 2007 was favorably impacted by the aforementioned weakening of the U.S. dollar by approximately $1.4 million relative to the third quarter of 2006, Europe continues to show strong growth in 2007 over 2006.

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

•	For the third quarter of 2007, earnings before interest, taxes, depreciation and amortization expense (“EBITDA”) was $5.7 million, or 9.6% of revenue, compared with EBITDA of $1.7 million, or 4.1% of revenue, for the same period in 2006.

The Company believes EBITDA is an important “non-GAAP” measure of the Company’s financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company’s possible market valuation. (See the table following the financial statements contained in this press release for a reconciliation of operating income to EBITDA.)

•	As of September 30, 2007, the Company had 10,672,292 common shares issued and outstanding.
Conference Call Information
TechTeam Global, Inc. will also host an investor teleconference to discuss its third quarter 2007 financial results at 4:30 p.m. EST, today, Wednesday, November 7, 2007. To participate in the teleconference, including the question and answer session that will follow the results announcement and discussion, please call 1-800-659-2056. (Outside the United States, call +1-617-614-2714.) When prompted, enter the passcode: 90720204. To access a simultaneous Web cast of the teleconference, go to the TechTeam Global Web site at http://www.techteam.com/investors and click on the Web cast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.
A taped replay of the call will be available beginning at approximately 6:30 p.m. EST, Wednesday, November 7, 2007. This toll-free replay will be available through Wednesday, November 21, 2007. To listen to the teleconference replay, call 1-888-286-8010. (Outside the United States, call +1-617-801-6888.) When prompted, enter the passcode: 33764218.
TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 1-800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company’s core business, revenue and earnings performance going forward, management of overhead expenses, productivity and operating expenses. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the Company’s ability to recruit and retain highly-qualified executives, the market’s acceptance of and demand for the Company’s offerings, competition, unforeseen expenses, the costs and risks associated with executing an offshore strategy, demands upon and consumption of the Company’s cash and cash equivalent resources or changes in the Company’s access to working capital, currency fluctuations, changes in the quantity of the Company’s common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company’s clients, economic factors specific to the U.S. Federal Government and automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company’s ability to consummate acquisitions, and the Company’s ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.
Financial Tables to Follow on the Next Page

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Financial Data
TechTeam Global, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
			%			%
	2007	2006	Change	2007	2006	Change
Revenue
Commercial —
IT Outsourcing Services	$25,918	$22,022	17.7%	$75,271	$63,105	19.3%
IT Consulting and Systems Integration	6,746	5,603	20.4%	20,580	17,441	18.0%
Other Services	5,369	2,260	138%	14,239	7,258	96.2%

Total Commercial	38,033	29,885	27.3%	110,090	87,804	25.4%
Government Technology Services	21,118	12,142	73.9%	47,798	35,690	33.9%

Total Revenue	59,151	42,027	40.7%	157,888	123,494	27.9%

Cost of Revenue
Commercial —
IT Outsourcing Services	19,111	16,586	15.2%	56,007	47,999	16.7%
Asset impairment loss	—	—	—	—	580	—

Total IT Outsourcing Services	19,111	16,586	15.2%	56,007	48,579	15.3%
IT Consulting and Systems Integration	5,211	4,354	19.7%	15,869	13,219	20.0%
Other Services	3,998	1,923	108%	10,581	5,937	78.2%

Total Commercial	28,320	22,863	23.9%	82,457	67,735	21.7%
Government Technology Services	15,189	9,026	68.3%	34,604	26,300	31.6%

Total Cost of Revenue	43,509	31,889	36.4%	117,061	94,035	24.5%

Gross Profit	15,642	10,138	54.3%	40,827	29,459	38.6%
Selling, general and administrative expense	11,916	9,721	22.6%	33,739	28,872	16.9%

Operating Income	3,726	417	NM%	7,088	587	NM%
Net interest income (expense)	(413)	205		(183)	525
Foreign currency transaction loss	(20)	(5)		(18)	(104)

Income before Income Taxes	3,293	617		6,887	1,008
Income tax provision	1,218	236		2,396	365

Income from Continuing Operations	2,075	381		4,491	643
Loss from discontinued operations, net	—	(11)		—	(11)

Net Income	$2,075	$370		$4,491	$632

Diluted Earnings per Common Share	$0.20	$0.04		$0.43	$0.06

Diluted weighted average common shares and common share equivalents	10,519	10,242		10,518	10,217

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Condensed Consolidated Balance Sheet (unaudited)
(In thousands)

	September 30,	December 31,
	2007	2006
Current Assets
Cash and cash equivalents	$15,054	$30,082
Accounts receivable, net	60,909	41,189
Prepaid expenses and other current assets	5,396	5,096

Total current assets	81,359	76,367

Property, Equipment and Software, Net	9,985	9,117
Goodwill and Other Intangible Assets, Net	76,676	31,703
Other Assets	495	743

Total Assets	$168,515	$117,930

Current Liabilities
Current portion of long-term debt	$5,913	$—
Accounts payable	10,946	8,350
Accrued payroll and related taxes	13,673	9,512
Accrued expenses and other current liabilities	10,200	8,334

Total current liabilities	40,732	26,196

Long-Term Liabilities
Long-term debt, less current portion	30,467	3,174
Deferred income taxes	2,078	1,690
Other long-term liabilities	937	562

Total long-term liabilities	33,482	5,426

Shareholders’ Equity
Preferred stock	—	—
Common stock	107	104
Additional paid-in capital	74,235	71,672
Retained earnings	16,586	12,095
Accumulated other comprehensive income	3,373	2,437

Total shareholders’ equity	94,301	86,308

Total Liabilities and Shareholders’ Equity	$168,515	$117,930

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Condensed Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2007	2006
Operating Activities
Net income	$4,491	$632
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,974	3,773
Asset impairment loss	—	580
Other adjustments, primarily changes in working capital	(8,369)	(6,982)
Net operating cash flow from discontinued operations	(3)	66

Net cash provided by (used in) operating activities	1,093	(1,931)

Investing Activities
Purchase of property, equipment and software	(2,417)	(3,155)
Cash paid for acquisitions, net of cash acquired	(46,946)	(494)

Net cash used in investing activities	(49,363)	(3,649)

Financing Activities
Proceeds from issuance of long-term debt	36,500	—
Proceeds from issuance of common stock	787	2,186
Tax benefit from stock options	102	166
Payments on long-term debt	(4,559)	(5,819)

Net cash provided by (used in) financing activities	32,830	(3,467)

Effect of exchange rate changes on cash and cash equivalents	412	689

Decrease in cash and cash equivalents	(15,028)	(8,358)
Cash and cash equivalents at beginning of period	30,082	34,756

Cash and cash equivalents at end of period	$15,054	$26,398

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Reconciliation of Operating Income to EBITDA from Continuing Operations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Reconciliation of Operating Income to EBITDA
Operating income	$3,726	$417	$7,088	$587
Depreciation and amortization	1,994	1,291	4,974	4,353
Foreign currency transaction loss	(20)	(5)	(18)	(104)

EBITDA from Continuing Operations	$5,700	$1,703	$12,044	$4,836

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Contacts:
TechTeam Global, Inc.
Marc J. Lichtman
Vice President, Chief Financial Officer
and Treasurer
(248) 357-2866
marc.lichtman@techteam.com

27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com